Contact:

Darrell J. Elliott
Chairman and Chief Executive Officer
Apex Bioventures Acquisition Corporation
(604) 924-0349

K. Michael Forrest
President and Chief Operating Officer
Apex Bioventures Acquisition Corporation
(650) 344-3029

FOR IMMEDIATE RELEASE

Apex Bioventures Acquisition Corp. Sets Date for Special Meeting
Of Stockholders to Approve Dissolution

Hillsborough, California May 7, 2009 – Apex Bioventures Acquisition Corporation (NYSE Amex: PEX) (“Apex”) announced today that a special meeting of stockholders will be held at 10:00 a.m. local time on Tuesday, June 2, 2009, at the offices of Mintz Levin Cohn Ferris Glovsky & Popeo, P.C., located at 666 Third Avenue, New York, NY 10017.

At the special meeting, Apex’s stockholders will be asked to consider and vote on a plan of liquidation and dissolution of Apex. Stockholders of record as of the close of business on May 15, 2009 will be entitled to vote at the special meeting.

Additional Information and Where to Find It

This press release is not a proxy statement or a solicitation of proxies from Apex’s stockholders.  Any solicitation of proxies will be made only by the definitive proxy statement of Apex that will be mailed to all stockholders.  Stockholders of Apex and other interested persons are advised to read Apex’s preliminary proxy statement and definitive proxy statement, when available, in connection with Apex’s solicitation of proxies for the special meeting because these proxy statements will contain important information about Apex and the proposed dissolution.  Apex’s preliminary proxy statement is available from the SEC’s website at http://www.sec.gov/.  The definitive proxy statement will be mailed to stockholders of record as of the close of business on May 15, 2009.

Apex and its directors and officers may be deemed to be participants in the solicitation of Apex’s stockholders in connection with the proposed liquidation and other matters with respect to which the company’s stockholders will be asked to vote pursuant to the proxy statement.  Information regarding the names, affiliations and interests of such individuals is contained in Apex’s prospectus dated June 6, 2007 and the preliminary proxy statement and will be contained in the definitive proxy statement when it becomes available.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  These statements are based on current expectations and are subject to numerous risks, assumptions and uncertainties, many of which change over time and are beyond Apex’s control. Actual results may differ materially from those anticipated in any forward-looking statement and you should not place any undue reliance on such forward-looking statements. More detailed information about Apex and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Apex's filings with the Securities and Exchange Commission. Apex urges investors and security holders to read those documents free of charge at the Commission's web site at http://www.sec.gov. Interested parties may also obtain these documents free of charge from Apex. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Apex undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

#  #  #